Exhibit 10.5.4

Live Oak Bank - Amendment #1.10 nCino Customer Comm. Plus Portal

This amendment (“Amendment”) is effective September 21, 2018, and amends the NCINO , INC. Software Service Agreement (“Agreement”) by and between nCino, Inc., a Delaware corporation based in Wilmington, North Carolina (“NCINO”) and Live Oak Banking Company (“Subscriber”).

In exchange for the consideration detailed herein, and other good and valuable consideration the receipt of which is acknowledged both parties, the parties do hereby agree as follows:

1.

Subscriber wishes to purchase additional seats and/or services for nCino product(s) for the Fees outlined on Exhibit A.Subscriber will have access to such seats and/or services upon the Activation Date for such seats and/or services, which will also trigger payment being due for the additional seats and/or services. The Activation Date for this amendment will be the later of the amendment effective date or the date this amendment is signed by both the Subscriber and NCINO. The term for the additional seats and/or services will run co-terminously with the current Subscription Term under the Agreement. Exhibit A specifically amends Attachments A, B, and C of the Agreement.

2.

This Amendment (including Exhibit A) and the Agreement are the complete and entire agreement between the parties with regard to the subject matter hereof, and supersede all prior agreements, negotiation, discussions or proposals related thereto. Any further modification or amendment must be agreed to in writing in a document executed by both parties.

Exhibit A - Fees

Additional Licenses

Subscription Fees are hereby amended to cover the cost of the additional services for the following nCino products:

Module License	Price	Qty	Total
nCino Customer Community Plus (5,001-15,000 Logins)	USD 0.75/Login/Mo	10,000	USD 7,500.00
Total Monthly Fee			USD 7,500.00

nCino, Inc | 6770 Parker Farm Drive | Suite 200 | Wilmington, NC 28405

Term: Concurrent with your Agreement.

Support Services

If applicable, the Annual Success Plan Fee (Support and Maintenance) and Sandbox will be amended accordingly to cover the cost of the additional seats. Subscriber will be billed upon Amendment execution for a pro-rata portion of the Annual Success Plan Fee (Support and Maintenance) and/or Sandbox for the current year for the additional seats. Thereafter, the overall Annual Success Plan Fee (Support and Maintenance) and/or Sandbox for all products will be increased to include the additional seats to the overall support fee.

The foregoing is hereby agreed by the parties:

Signatures:

nCino, Inc.		Live Oak Banking Company
(Signature)	/s/ Rachel Perelli	(Signature)	/s/ Dave Hunkele
(Printed Name)	Rachel Perelli	(Printed Name)	Dave Hunkele
(Title)	Sales Operations Manager	(Title)	Sales Head of Product
(Date)	9/21/2018	(Date)	9/21/2018

nCino, Inc | 6770 Parker Farm Drive | Suite 200 | Wilmington, NC 28405